As filed with the United States Securities and Exchange Commission on July 5, 2012

Registration Nos. 333-162796 and 333-123368

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8
REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

___________________

CUMMINS INC.

(Exact name of registrant as specified in its charter)

Indiana (State or Other Jurisdiction of Incorporation or Organization	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street

Box 3005

Columbus, Indiana 47202-3005

(Address, Including Zip Code, of Principal Executive Offices)

___________________

Cummins Inc. 2003 Stock Incentive Plan

(Full Title of the Plan)

___________________

Sharon R. Barner

Vice President—General Counsel

500 Jackson Street

P.O. Box 3005

Columbus, Indiana 47202-3005

(812) 377-3609

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO: Mark Sifferlen Vice President - Ethics & Compliance and Corporate Secretary 500 Jackson Street P.O. Box 3005 Columbus, Indiana 47202-3005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑          Accelerated filer ☐          Non-accelerated filer ☐           Smaller reporting company ☐

(Do not check if smaller reporting company)

___________________

EXPLANATORY NOTE

On May 8, 2012, the shareholders of Cummins Inc. (the “Company”) approved the 2012 Omnibus Incentive Plan (the “2012 Plan”), which became effective upon such approval.  The Plan is a successor plan to the 2003 Stock Incentive Plan (the “Prior Plan”), and 4,009,467 shares of Common Stock (the “Prior Shares”) that remained available under the Prior Plan for future grants were added to the number of shares available under the 2012 Plan.  The Prior Shares were registered on Forms S-8 (Registration Statement Nos. 333-162796 and 333-123368) (the “Prior Registration Statements”), and have been transferred to the Plan.

This Post-Effective Amendment No. 1 to the Prior Registration Statements is being filed for the purpose of disclosing that the Prior Shares (3,500,000 from Registration Statement No. 333-162796 and 509,467 from Registration Statement No. 333-123368) have been moved to the Company’s Registration Statement on Form S-8 filed on June 6, 2012 (No. 333-181927), which also registered an additional 3,500,000 shares of Common Stock under the Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Indiana, on this 5th day of July, 2012.

CUMMINS INC.
By: /s/ Marsha L. Hunt
Marsha L. Hunt
Vice President – Corporate Controller

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons on July 5, 2012 in the capacities indicated.

Signature	Title

/s/ N. Thomas Linebarger N. Thomas Linebarger	Director and Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Patrick J. Ward Patrick J. Ward	Vice President – Chief Financial Officer (Principal Financial Officer)

/s/ Marsha L. Hunt Marsha L. Hunt	Vice President – Corporate Controller (Principal Accounting Officer)

/s/ Robert J. Bernhard Robert J. Bernhard	Director

/s/ Franklin R. Chang Diaz Franklin R. Chang Diaz	Director

/s/ Stephen B. Dobbs Stephen B. Dobbs	Director

/s/ Robert K. Herdman Robert K. Herdman	Director

* Alexis M. Herman	Director

* William I. Miller	Director

* Georgia R. Nelson	Director

* Carl Ware	Director

* By:  /s/ Marsha L. Hunt

               Marsha L. Hunt

               Attorney-in-fact